Exhibit 25

CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

1201 Market Street, Ste 1001
Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Kevin T. O’Brien, SVP

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1311

(Name, address and telephone number of agent for service)

Staples, Inc.

(Exact name of obligor as specified in its charter)

See Table of Additional Obligors

Delaware	04-2896127
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

500 Staples Drive
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Debt Securities

Guarantees of Debt Securities

(Title of Indenture Securities)

Table of Additional Obligors

Exact Name of Obligor Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code	I.R.S. Employer Identification Number	Address, including zip code and telephone number, including area code of Obligor’s Principal Executive Offices

Staples the Office Superstore, LLC	DE	5940	043102589	500 Staples Drive Framingham, MA 01702 508-253-5000

Staples the Office Superstore East, Inc.	DE	5940	043176952	500 Staples Drive Framingham, MA 01702 508-253-5000

Staples Contract & Commercial, Inc.	DE	5940	043390816	500 Staples Drive Framingham, MA 01702 508-253-5000

Staples the Office Superstore, Limited Partnership	MA	5940	200672786	500 Staples Drive Framingham, MA 01702 508-253-5000

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a)  Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15.                                  Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (June 30, 2008), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)          Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)          Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 26th day of November, 2008.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Andres E Serrano
Andres E Serrano
Vice President

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System
	OMB Number: 7100-0036
	Federal Deposit Insurance Corporation
	OMB Number: 3064-0052
	Office of the Comptroller of the Currency
	OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2009

	Please refer to page i,	1
	Table of Contents, for
	the required disclosure
	of estimated burden.

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

(20040630)
(RCRI 9999)

Report at the close of business June 30, 2008

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,      Clive Bucknall, Controller

        Name and Title of Officer Authorized to Sign Report

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Sal H. Alfieri
/s/ Joseph R. Simpson	Director (Trustee)
Signature of Officer Authorized to Sign Report	/s/ Bernard J. Kennedy
Director (Trustee)
08/04/2008	/s/ Martin Glynn
Date of Signature	Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)   in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b)    in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	5	7	8	9	0
(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM						HSBC Bank USA, NATIONAL ASSOCIATION
Primary Internet Web Address of Bank (Home Page), if						Legal Title of Bank (TEXT 9010)
any (TEXT 4087)
(Example: www.examplebank.com)						Wilmington
City (TEXT 9130)

DE	19801
State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA, National Association	of Buffalo
Name of Bank	City

in the state of New York, at the close of business June 30, 2008

		Thousands of dollars
ASSETS

Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		3,746,575
b. Interest-bearing balances		4,269,852
Held-to-maturity securities		2,776,907
Available-for-sale securities		21,761,840
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		4,620,000
b. Securities purchased under agreements to resell		7,715,576
Loans and lease financing receivables:
Loans and leases held for sale		4,410,114
Loans and leases net of unearned income	84,525,017
LESS: Allowance for loan and lease losses	1,795,053
Loans and lease, net of unearned income, allowance, and reserve		82,729,964
Trading assets		32,699,558
Premises and fixed assets		545,573
Other real estate owned		72,547
Investments in unconsolidated subsidiaries		313,902
Customers’ liability to this bank on acceptances outstanding		NA
Intangible assets: Goodwill		2,111,113
Intangible assets: Other intangible assets		589,485
Other assets		9,103,240
Total assets		177,466,246

LIABILITIES

Deposits:
In domestic offices		82,747,882
Non-interest-bearing	12,897,851
Interest-bearing	69,850,031
In foreign offices		36,698,708
Non-interest-bearing	963,333
Interest-bearing	35,735,375

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		115,564
b. Securities sold under agreements to repurchase		944,566

Trading Liabilities		14,021,445
Other borrowed money		19,553,170
Bank’s liability on acceptances		NA
Subordinated notes and debentures		4,614,032
Other liabilities		6,349,027
Total liabilities		165,044,394
Minority Interests in consolidated Subsidiaries		349
EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common Stock		2,001
Surplus		11,593,143
Retained earnings		1,472,086
Accumulated other comprehensive income		-645,727
Other equity capital components		0
Total equity capital		12,421,503
Total liabilities, minority interests and equity capital		177,466,246